Exhibit 99.1

TTAM Research Institute, A Nonprofit Public Benefit Corporation, Completes The Acquisition of 23andMe Assets

SAN FRANCISCO — July 14, 2025—TTAM Research Institute (“TTAM”), a nonprofit public benefit corporation based in California and founded and led by Anne Wojcicki, today announced that it has completed the acquisition of the Personal Genome Service (PGS) and Research Services business lines of 23andMe Holding Co. (together with its debtor subsidiaries, the “Company”) (OTC: MEHCQ), a genetics-led consumer healthcare company, under Section 363 of the U.S. Bankruptcy Code.

As part of TTAM, 23andMe is continuing to operate and provide customers with personalized DNA testing and research services. TTAM is committed to providing customers with choice and transparency with their data, including the option to change their decision on whether to participate in research.

Additional information regarding the Company’s Chapter 11 filing, proceedings and claims process is available at https://restructuring.ra.kroll.com/23andMe. Questions about the claims process should be directed to the Company’s claims agent, Kroll, at 23andMeInfo@ra.kroll.com or by calling (888) 367-7556.

Advisors

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Carmody MacDonald P.C. are serving as legal counsel to the Company and Alvarez & Marsal North America, LLC as restructuring advisor. Moelis & Company LLC is serving as investment banker to the Company and the Special Committee of the Company’s Board of Directors. Reevemark and Scale are serving as communications advisors to the Company.

Skadden, Arps, Slate, Meagher & Flom LLP, Kirkland & Ellis LLP, Arnold & Porter Kaye Scholer LLP, and Quinn Emanuel Urquhart & Sullivan LLP are serving as legal advisors to TTAM Research Institute. TD Cowen LLP is serving as financial advisor to TTAM Research Institute.

About 23andMe

23andMe is a genetics-led consumer healthcare company empowering a healthier future. For more information, please visit www.23andme.com.

About TTAM Research Institute

The TTAM Research Institute is a nonprofit medical research organization dedicated to helping scientists and non-scientists join together to unravel the mysteries of DNA - the code of life. TTAM believes everyone should have the opportunity to access their individual genetic code and be empowered to contribute it to scientific research. The TTAM Research Institute was founded and is led by Anne Wojcicki.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. The Company cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of the Company), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 case (the “Chapter 11 case”), including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 case, the effects of the Chapter 11 case on the Company and on the interests of various constituents, Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 case, risks associated with any third-party motions in the Chapter 11 case, the potential adverse effects of the Chapter 11 case on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; whether the Company will emerge, in whole or in part, from the Chapter 11 case as a going concern; trading price and volatility of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”); and the continuation of trading of the Common Stock on the OTC Pink Market, including whether broker-dealers will continue to provide public quotes of the Common Stock on the OTC Pink Market, whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market, and whether quotes for the Common Stock will continue on this market in the future. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Contact Information

investors@23andme.com

press@23andme.com